Executed as an iustrument under seal as of the date first above written.

WITNESS:

CREDITOR:

DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO

Witness

By: Robert P. Stumpf
(Name) (Title) Deputy Chief Legal Counsel

LENDERS:

WALTER J. DOYLE TRUST DATED FEBRUARY 5, 1992

Witness

By: Walter Doyle TTEE
Walter J. Doyle, Trustee

REVOCABLE TRUST CREATED BY JULIE E. JACOBS UNDER AGREEMENT DATED NOVEMBER 25, 1999

Denise M. Amspoker
Witness

By: Francine T. Jacobs, Trustee
Francine T. Jacobs, Trustee